As filed with the Securities and Exchange Commission on October 28, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

(310) 273-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward

Chief Executive Officer

Genius Brands International, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

(310) 273-4222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Elbaum
1114 Avenue of the Americas

32nd Floor

New York, NY 10036
(212) 237-0000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248623

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share	(2)	–
Warrants	(2)	–
Total	$20,000,000	$2,182.00

____________________

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(2)	The Registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $100,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-248623), which was declared effective by the Securities and Exchange Commission on September 15, 2020 (the “Related Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of the Registrant’s common stock, par value $0.001 per share and warrants to purchase common stock having a proposed maximum aggregate offering price of $20,000,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Related Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act and General Instruction IV(A) to Form S-3 to register an additional $20,000,000 of the Registrant’s securities. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-248623), initially filed with the Commission on September 4, 2020, and declared effective by the Commission on September 15, 2020, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index set forth below and filed herewith.

EXHIBIT INDEX

Number	Description
5.1	Opinion of Woodburn & Wedge
23.1	Consent of Squar Milner LLP, independent registered public accounting firm for the Registrant
23.2	Consent of Woodburn and Wedge (including in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-248623).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on October 28, 2020.

GENIUS BRANDS INTERNATIONAL, INC.

By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chairman and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	October 28, 2020
Andy Heyward	(Principal Executive Officer)

*	Chief Financial Officer	October 28, 2020
Robert Denton	(Principal Financial and Accounting Officer)

*	Director	October 28, 2020
Joseph “Gray” Davis

*	Director	October 28, 2020
P. Clark Hallren

*	Director	October 28, 2020
Anthony Thomopoulos

*	Director	October 28, 2020
Margaret Loesch

*	Director	October 28, 2020
Lynne Segall

*	Director	October 28, 2020
Michael Klein

By: /s/ Andy Heyward

Andy Heyward

Attorney-in-fact

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